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                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-36657, 33-54143, 333-19641, and 333-82801 of Ogden Corporation
on Form S-8 of our reports dated March 30, 2000 on the consolidated financial statements and consolidated financial statement schedule, listed in Item 14, of Ogden Corporation appearing in the Annual Report on Form 10-K/A of Ogden Corporation for the year ended December 31, 1999.

New York, New York
June 12, 2000